Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Advisor Asset Allocation Fund, Fidelity Advisor Balanced Fund, Fidelity Advisor Dividend Growth Fund, Fidelity Advisor Dynamic Capital Appreciation Fund, Fidelity Advisor Equity Growth Fund, Fidelity Advisor Equity Income Fund, Fidelity Advisor Equity Value Fund, Fidelity Advisor Fifty Fund, Fidelity Advisor Growth & Income Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Leveraged Company Stock Fund, Fidelity Advisor Mid Cap Fund, Fidelity Advisor Small Cap Fund, Fidelity Advisor Strategic Growth Fund, and Fidelity Advisor Value Strategies Fund series of Fidelity Advisor Series I (the "Trust"), filed as part of this Post-Effective Amendment No. 66 to the Trust's Registration Statement on Form N-1A (File Nos. 002-84776 and 811-03785) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 64 to the Registration Statement.

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

January 27, 2005